                             PLAN OF REORGANIZATION



          THIS PLAN OF REORGANIZATION (the "Plan"), made and entered into as of the 25th day of October, 1996, among COMMUNITY BANKING COMPANY OF FITZGERALD (the "Bank"), a bank organized under the laws of the State of Georgia, CBC HOLDING COMPANY (the "Holding Company"), a Georgia corporation, and INTERIM FITZGERALD COMPANY ("Interim"), a Georgia corporation and wholly-owned subsidiary of the Holding Company;


                                   WITNESSETH
                                   ==========


          WHEREAS, the principal offices of the Bank, the Holding Company and Interim are located at 102 West Roanoke Drive, Fitzgerald, Georgia 31750;

          WHEREAS, the authorized capital stock of the Bank consists of 10,000,000 shares of common stock ("Bank Stock"), $5.00 par value, of which 664,097 shares are issued and outstanding;

          WHEREAS, the authorized capital stock of the Holding Company consists of 10,000,000 shares of common stock ("Holding Company Stock"), $1.00 par value, of which one share is issued and outstanding;

          WHEREAS, the authorized capital stock of Interim consists of 10,000,000 shares of common stock ("Interim Stock"), $1.00 par value, of which one share is issued and outstanding;

          WHEREAS, the respective Boards of Directors of the Bank and Interim deem it advisable and in the best interests of the Bank and Interim and their respective shareholders that Interim be merged with and into the Bank and, by resolutions duly adopted, have approved and adopted this Plan and directed that it be submitted to the respective shareholders of the Bank and Interim for their approval; and

          WHEREAS, the Board of Directors of the Holding Company has approved and adopted this Plan, and the Holding Company has agreed to join in and be bound hereby and to issue the shares of Holding Company Stock which shareholders of the Bank will receive upon consummation of the Reorganization and merger as herein provided;

          NOW, THEREFORE, in consideration of the premises, mutual covenants and agreements herein contained, and for the purpose of stating the method, terms and conditions of the merger provided for herein, the mode of carrying the same into effect, the manner and basis of converting and exchanging the shares of Bank Stock and Interim Stock as hereinafter provided, and such other provisions relating to the merger as the parties deem necessary or desirable, the parties hereto agree as follows:

                                   SECTION 1

                                REORGANIZATION
                                --------------

          Pursuant to the provisions of the Financial Institutions Code of Georgia, as amended (the "Financial Institutions Code"), and other applicable provisions of Georgia law, Interim shall be merged with and into the Bank. The Bank shall be the survivor of the merger (the "Resulting Bank") continuing under the charter of the Bank and with the name "Community Banking Company of Fitzgerald."


                                   SECTION 2

                      EFFECTIVE DATE OF THE REORGANIZATION
                      ------------------------------------

          The merger of Interim with and into the Bank and the reorganization of the Bank into a holding company structure shall be effective as of the date (the "Effective Date of the Reorganization") specified in the certificate of merger to be issued by the Georgia Secretary of State in accordance with the applicable provisions of the Financial Institutions Code, O.C.G.A. (S) 7-l-535(b).

          Since the merger of Interim with and into the Bank will effect the reorganization of the Bank into a holding company structure, such merger and reorganization, collectively, shall hereinafter be referred to as the "Reorganization."


                                   SECTION 3

                             LOCATION, ARTICLES AND
                             ----------------------
                         BYLAWS, MANAGEMENT AND CAPITAL
                         ------------------------------
                        STRUCTURE OF THE RESULTING BANK
                        -------------------------------

          On the Effective Date of the Reorganization:

          (a) The principal office of the Resulting Bank shall be located at 102 West Roanoke Drive, Fitzgerald, Georgia 31750, or such other location where the Bank is located immediately prior to the Effective Date of the Reorganization.

          (b) The Articles of Incorporation and Bylaws of the Resulting Bank shall be the same as the Articles of Incorporation and Bylaws of the Bank as in effect immediately prior to the Effective Date of the Reorganization.

          (c) The directors and officers of the Resulting Bank shall be the directors and officers of the Bank immediately prior to the Effective Date of the Reorganization. All such directors and officers of the Resulting Bank shall serve until their respective successors are elected or appointed pursuant to the Bylaws of the Resulting Bank.

          (d) The Resulting Bank will distribute to the Holding Company all of the capital and surplus of Interim, so that the resulting capital structure of the Resulting Bank shall be identical to the capital structure of the Bank immediately prior to the Effective Date of the Reorganization. The capital structure of the Bank shall not be altered or amended by the Reorganization and shall continue in effect as that of the Resulting Bank.


                                   SECTION 4

                       EXISTENCE, RIGHTS, DUTIES, ASSETS
                       ---------------------------------
                     AND LIABILITIES OF THE RESULTING BANK
                     -------------------------------------

          (a) As of the Effective Date of the Reorganization, the existence of Interim as a separate entity shall cease, but its existence shall continue in the Resulting Bank.

          (b) As of the Effective Date of the Reorganization, the Resulting Bank shall have, without further act or deed, all of the properties, rights, powers, trusts, duties and obligations of the Bank and Interim.

          (c) As of the Effective Date of the Reorganization, the Resulting Bank shall have the authority to engage only in such businesses and to exercise only such powers as are then permissible upon the original incorporation of a bank under the Financial Institutions Code and as are provided for in the Articles of Incorporation of the Resulting Bank, and the Resulting Bank shall be subject to the same prohibitions and limitations to which it would be subject upon original incorporation, except that the Resulting Bank may engage in any business and may exercise any right that the Bank could lawfully have exercised or engaged in immediately prior to the Effective Date of the Reorganization.

          (d) No liability of the Bank or Interim or of any of their shareholders, directors or officers shall be affected by the Reorganization, nor shall any lien on any property of the Bank or Interim be impaired by the Reorganization. Any claim existing or any action pending by or against the Bank or Interim may be prosecuted to judgment as if the Reorganization had not taken place, or the Resulting Bank may be substituted in place of the Bank or Interim.


                                 SECTION 5

             MANNER AND BASIS OF CONVERTING SHARES OF INTERIM STOCK
             ------------------------------------------------------

          The manner and basis of converting and exchanging the shares of Interim Stock into shares of Resulting Bank Stock shall be as follows:

          As soon as practicable after the Effective Date of the Reorganization, the Holding Company shall, upon presentation and surrender of a certificate representing all of the issued and outstanding shares of Interim Stock to the Bank, as exchange agent, be entitled to receive in exchange therefor a certificate or certificates representing all of the then outstanding shares of Resulting Bank Stock.

                                   SECTION 6

              MANNER AND BASIS OF CONVERTING SHARES OF BANK STOCK
              ---------------------------------------------------

          The manner and basis of converting shares of Bank Stock into shares of Holding Company Stock, excluding those shares of Bank Stock held by shareholders who have perfected dissenters' rights of appraisal under the applicable provisions of the Financial Institutions Code, O.C.G.A. (S) 7-1-537, and the Georgia Business Corporations Code, O.C.G.A. (S) 14-2-1301 et seq. (collectively, the "Dissenters' Rights Provisions"), shall be as follows:

          (a) Exchange Ratio.  Each share of Bank Stock outstanding immediately
              --------------
prior to the Effective Date of the Reorganization shall, by virtue of the Reorganization and without any action on the part of the holder or holders thereof, be converted into the right to receive one share of Holding Company Stock.

          (b) Rights of Former Bank Shareholders.  As of the Effective Date of
              ----------------------------------
the Reorganization, each certificate theretofore representing one or more outstanding shares of Bank Stock shall be deemed for all corporate purposes to evidence only the right to receive a certificate representing shares of Holding Company Stock in accordance with this Plan.

          (c) Letter of Transmittal.  As soon as practicable after approval of
              ---------------------
the Reorganization by the Bank's shareholders, a letter of transmittal shall be mailed to each Bank shareholder as of the close of business on the date immediately preceding the Effective Date of the Reorganization. Upon receipt of the letter of transmittal, each holder of a certificate or certificates theretofore representing shares of Bank Stock shall surrender such certificates to Community Banking Company of Fitzgerald, as exchange agent, together with a properly completed and signed letter of transmittal, and shall receive in exchange therefor a certificate representing an equivalent number of shares of Holding Company Stock, subject to the restrictions and conditions of this Plan.

          (d) Failure to Surrender Bank Stock Certificates.  Until the former
              --------------------------------------------
Bank shareholder surrenders his or her Bank Stock certificate or certificates to the Bank (or suitable arrangements are made to account for any lost, stolen or destroyed certificates according to the Bank's usual procedures), the shareholder:

          (i) shall not be issued a certificate representing the shares of Holding Company Stock or the cash which such Bank Stock certificate may entitle the shareholder to receive;

          (ii) shall not have any voting rights in respect of the shares of Holding Company Stock which such Bank Stock certificate may entitle the shareholder to receive; and

          (iii) shall not be paid dividends or other distributions in respect of the shares of Holding Company Stock which such Bank Stock certificate may entitle the shareholder to receive; instead such dividends or distributions shall be retained, without interest, for the shareholder's account until surrender of such Bank Stock certificate.



                                   SECTION 7

                     ACQUISITION OF DISSENTERS' BANK STOCK
                     -------------------------------------

     Any shareholder of the Bank who fully complies with the Dissenters' Rights Provisions shall be paid an amount of cash (as determined under such Provisions) for his or her shares of Bank Stock by the Bank. Immediately upon the Bank's acquisition of any of Bank Stock from its shareholders pursuant to the Dissenters' Rights Provisions, the Holding Company shall acquire such shares from the Bank for the same price as shall have been paid by the Bank to the dissenting shareholders. The shares of Bank Stock so acquired by the Holding Company shall be cancelled.


                                   SECTION 8

                      REDEMPTION OF HOLDING COMPANY STOCK
                      -----------------------------------

     As soon as practicable after the Effective Date of the Reorganization, the Holding Company shall redeem any shares of Holding Company Stock which may have been issued prior to the Effective Date of the Reorganization at a redemption price equal to the same consideration paid for such shares, so that immediately after such redemption the then outstanding shares of Holding Company Stock shall consist solely of the shares to be issued by the Holding Company upon the conversion of shares of Bank Stock as provided herein.



                                   SECTION 9

                                FURTHER ACTIONS
                                ---------------

     From time to time, as and when requested by the Resulting Bank, or by its successors or assigns, Interim shall execute and deliver or cause to be executed and delivered all such deeds and other instruments, and shall take or cause to be taken all such other actions, as the Resulting Bank, or its successors and assigns, may deem necessary or desirable in order to vest in and confirm to the Resulting Bank, and its successors and assigns, title to and possession of all the property, rights, powers, trusts, duties and obligations referred to in
Section 4 hereof and otherwise to carry out the intent and purposes of this Plan.

                                   SECTION 10

           CONDITIONS PRECEDENT TO CONSUMMATION OF THE REORGANIZATION
           ----------------------------------------------------------

     This Plan is subject to, and consummation of the Reorganization herein provided for is conditioned upon, the fulfillment prior to the Effective Date of the Reorganization of each of the following conditions:

     (a) Approval of the Plan by the affirmative vote of the holders of at least two-thirds of the outstanding voting shares of the Bank and Interim;

     (b) The number of shares held by persons who have perfected dissenters' rights of appraisal pursuant to the Dissenters' Rights Provisions shall not be deemed by the parties hereto to make consummation of this Plan inadvisable and, in any event, shall not exceed 10% of the Bank's outstanding shares (or 66,409 shares as of the date of this Agreement);

     (c) Procurement of any action, consent, approval or ruling, governmental or otherwise, which is, or in the opinion of counsel for the Bank may be, necessary to permit or enable the Resulting Bank, upon and after the Reorganization, to conduct all or any part of the business and activities conducted by the Bank prior to the Reorganization; and

     (d) The receipt by the Bank of a written opinion of special counsel to the Bank that for federal income tax purposes no gain or loss will be recognized by a Bank shareholder who exchanges his or her Bank Stock for Holding Company Stock, as provided by this Plan.



                                  SECTION 11

                                  TERMINATION
                                  -----------

     In the event that:

     (a) The number of shares of Bank Stock voted against the Reorganization shall make consummation of the Reorganization inadvisable in the opinion of the Board of Directors of the Bank, Interim or the Holding Company;

     (b) Any action, suit, proceeding or claim has been instituted, made or threatened relating to the proposed Reorganization which shall make consummation of the Reorganization inadvisable in the opinion of the Board of Directors of the Bank, Interim or the Holding Company;

     (c) Any action, consent, approval, opinion, or ruling required to be provided by Section 10 of this Plan shall not have been obtained; or

     (d) For any other reason consummation of the Reorganization is deemed inadvisable in the opinion of the Board of Directors of the Bank, Interim or the Holding Company;

then this Plan may be terminated at any time before consummation of the Reorganization by written notice, approved or authorized by the Board of Directors of the party wishing to terminate, to the other parties. Upon termination by written notice as provided by this Section 11, this Plan shall be void and of no further effect, and there shall be no liability by reason of this Plan or the termination hereof on the part of the Bank, Interim, the Holding Company or their directors, officers, employees, agents or shareholders.


                                   SECTION 12

                               AMENDMENT; WAIVER
                               -----------------

     (a) At any time before or after approval and adoption hereof by the respective shareholders of the Bank, Interim and the Holding Company, this Plan may be amended by agreement among the Bank, Interim and the Holding Company; provided, however, that after the approval and adoption of this Plan by the shareholders of the Bank, no amendment reducing the consideration payable to Bank shareholders pursuant to Section 6(a) and (b) hereof shall be valid without having been approved by the shareholders of the Bank in the manner required for approval of this Plan.

     (b) A waiver by any party hereto of any breach of a term or condition of this Plan shall not operate as a waiver of any other breach of such term or condition or of other terms or conditions, nor shall failure to enforce any term or condition operate as a waiver or release of any other right, in law or in equity, or claim which any party may have against another party for anything arising out of, connected with or based upon this Plan. A waiver shall be effective only if evidenced by a writing signed by the party who is entitled to the benefit of the term or condition of this Plan which is to be waived. A waiver of a term or condition on one occasion shall not be deemed to be a waiver of the same or of any other term or condition on a future occasion.


                                   SECTION 13

             BINDING EFFECT; COUNTERPARTS; HEADINGS; GOVERNING LAW
             -----------------------------------------------------

     This Plan is binding upon the parties hereto and upon their successors and assigns. This Plan may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. The title of this Plan and the headings herein set out are for convenience or reference only and shall not be deemed a part of this Plan. This Plan shall be governed by and construed in accordance with the laws of the State of Georgia.

                            [Continued on next page]

     IN WITNESS WHEREOF, the parties hereto have caused this Plan of Reorganization to be executed by their duly authorized officers and their bank and corporate seals to be affixed hereto all as of the day and year first above written.

                                  COMMUNITY BANKING COMPANY OF FITZGERALD


[BANK SEAL]                       By:  /s. L. Wayne Lowrey
                                       -------------------
                                       L. Wayne Lowrey
                                       President
ATTEST:


/s/ John T. Croley, Jr.
-----------------------
Secretary

                                  INTERIM FITZGERALD COMPANY


[INTERIM SEAL]                    By:  /s/ L. Wayne Lowrey
                                       -------------------
                                       L. Wayne Lowrey
                                       President

ATTEST:


/s/ John T. Croley, Jr.
-----------------------
Secretary

                                  CBC HOLDING COMPANY


[CORPORATE SEAL]                  By:  /s/ L. Wayne Lowrey
                                       -------------------
                                       L. Wayne Lowrey
                                       President

ATTEST:


/s/ John T. Croley, Jr.
-----------------------
Secretary

                                      -9-